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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Inverness Medical Innovations, Inc. dated August 31, 2005 of our report dated February 18, 2005 except for note 14 as to which the date is March 31, 2005, on our audit of the financial statements of Binax, Inc. for the year ended December 31, 2004.

/s/ Baker Newman & Noyes LLC
Portland, Maine August 26, 2005

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  Exhibit 23.4